MUTUAL OF OMAHA COMPANIES
                                                       Kenneth W. Reitz, Esquire
                                                    Mutual of Omaha Plaza, 3-Law
                                                      Omaha, Nebraska 68175-1008
                                                                Ph: 402-351-5087
                                                               Fax: 402-351-5906


February 26, 1997


SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street, N.W.
Washington, DC 20549

        Re:    RULE 24F-2 NOTICE
               REGISTRANT COMPANION LIFE SEPARATE ACCOUNT C
               DEPOSITOR - COMPANION LIFE INSURANCE COMPANY
               REGISTRATION NUMBER 33-98062

Dear  Commissioners:

1. The period for which this Notice is filed is from January 1, 1996 through December 31, 1996.

2. There were no securities which had been registered under the Securities Act of 1933 other than pursuant to this section but which remained unsold at the beginning of this fiscal year.

3. There were no securities registered during fiscal year other than pursuant to this section.

4.     No Policies were sold during this period with aggregate premiums of $-0-.

5. No Policies were sold during this period with aggregate premiums of $ -0-in reliance upon the registration pursuant to this section.

It is my opinion that the securities issued in accordance with the captioned filing and which this Notice makes definite in number were legally issued and non-assessable. They were not fully paid, however, since the variable annuity contracts issued in connection with the Companion Life Separate Account C contemplate the payment of additional premiums.

Sincerely,

/s/ Kenneth W. Reitz

Kenneth W. Reitz